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                                                                      EXHIBIT 15


                   LETTER RE: UNAUDITED FINANCIAL INFORMATION

                              ACKNOWLEDGMENT LETTER

                                   May 6, 1999


The Board of Directors
Witco Corporation

We are aware of the incorporation by reference in the Registration Statement (Form S-3, No. 33-45865) and the Post-effective Amendment No. 2 to the Registration Statement (Form S-3, No. 33-58066), each pertaining to the issuance of debentures, the Amendment No. 1 to the Registration Statement (Form S-3, No. 33-58120), pertaining to the issuance of common stock, the Registration Statement (Form S-3, No. 33-65203), pertaining to the issuance of debt securities, preferred stock, and common stock, the Post-effective Amendment No. 2 to the Registration Statement (Form S-8, No. 33-10715), the Post-effective Amendment No. 1 to the Registration Statement (Form S-8, No. 33-30995), and Registration Statement (Form S-8, No. 33-48806), each pertaining to stock option plans of Witco Corporation, the Registration Statement (Form S-8, No. 33-45194), pertaining to an employee benefit plan of Witco Corporation, the Registration Statement (Form S-8, No. 33-60755) and Registration Statement (Form S-8, No. 333-05509), each pertaining to stock option plans, the Registration Statement (Form S-8, No. 333-33221), pertaining to the Witco Corporation 1997 Stock Incentive Plan and the Registration Statement (Form S-8, No. 333-66033), pertaining to an employee benefit plan, of our report dated May 6, 1999 relating to the unaudited condensed consolidated interim financial statements of Witco Corporation and Subsidiary Companies which is included in its Form 10-Q for the quarter ended March 31, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not part of the registration statements prepared or certified by accountants within the meaning of Sections 7 or 11 of the Securities Act of 1933.


                                          /s/ ERNST & YOUNG LLP


Stamford, Connecticut


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